UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006 (September 13, 2006)

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

	Registrant’s telephone number, including area code: (646) 227-1600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These forward-looking statements are based on current expectations and projections about future events. The words and phrases “would”, “will,” “expect” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 13, 2006, Advanced Communications Technologies, Inc. (the “Company”) filed a Certificate of Designation (the “Certificate”) with the Secretary of State of the State of Florida, creating the Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred”). The Certificate was effective as of the date filed and authorizes up to One Thousand (1,000) shares of the Series A-1 Preferred. The Certificate was authorized by the unanimous written consent of the Board of Directors, pursuant to the power contained in the Company’s Articles of Incorporation, as amended, permitting the Board of Directors to authorize up to Twenty-Five Thousand (25,000) shares of preferred stock of the Company in one of more series and to fix the designations, powers, preferences and relative participating, option or other special rights of the shares of each series and any qualifications and restrictions thereon.

With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A-1 Preferred ranks junior to (a) the Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred”) and (b) the Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series B Preferred,” together with the Series A Preferred, the “Senior Stock”). The Series A-1 Preferred is senior to (x) the common stock of the Company, no par value per share (the “Common Stock”) and (y) all series of preferred stock of the Company other than the Senior Stock.

Subject to the rights of the Senior Stock, the holders of the Series A-1 Preferred are entitled to receive cumulative annual dividends on a pro rata basis according to their holdings of shares of Series A-1 Preferred, when and if declared by the Board of Directors of the Company, in the amount of five percent (5%) per year. Such dividends, if any, will be paid in cash and will not accrue interest. No cash dividends may be paid on Common Stock unless all accrued Series A-1 Preferred dividends have been paid.

The Company is not required to pay accrued dividends except in connection with a liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) (a “Liquidation”). In the event of a Liquidation, and after all required distributions and payments have been made to the holders of the Senior Stock, the holders of the Series A-1 Preferred are entitled to be paid an amount equal to the original purchase price for the shares of Series A-1 Preferred, plus accrued and unpaid dividends (the “Liquidation Amount”). If upon a Liquidation, and after payment of all liquidation preferences to all holders of Senior Stock, the assets of the Company are insufficient to pay the Liquidation Amount, then the entire remaining net assets of the Company will be distributed pro rata to the holders of the Series A-1 Preferred.

Subject to certain adjustments, the Series A-1 Preferred is convertible, at the option of the holder, into shares of Common Stock at a conversion price (the “Conversion Price”), then in effect, of (a) $0.01 per share, which shall be adjusted in the event of a subdivision or combination of shares of Common Stock, or (b) eighty percent (80%) of the average of the three (3) lowest closing bid prices of the Common Stock for the ten (10) trading days immediately preceding the date of conversion, whichever is lower. In the event of a stock acquisition, merger, consolidation or reorganization of the Company as well as the sale, transfer or lease (excluding a pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, each share of Series A-1 Preferred will automatically convert into shares of Common Stock at the Conversion Price then in effect. The holders of the Series A-1 Preferred may not exercise their conversion rights prior to December 31, 2006.

The Company may redeem the shares of Series A-1 Preferred at any time, upon notice to the holders, for a price equal to One Hundred Twenty Percent (120%) of the Liquidation Amount. Upon the Company’s receipt of an aggregate of Thirty-Five Million Dollars ($35,000,000) through any combination of debt and equity investments and financing facilities (including amounts available under a line of credit) (a “Qualifying New Financing”), the Company may redeem the shares of Series A-1 Preferred, upon notice to the holders, for a price equal to the Liquidation Amount. In the event of a Qualifying New Financing, the holders may opt to convert their shares of Series A-1 Preferred into shares of Common Stock rather than allow their shares to be redeemed by the Company.

The Series A-1 Preferred does not have any voting rights, except as required under the Florida Business Corporation Act.

On September 8, 2006, the Company entered into an Investment Agreement (the “Investment Agreement”) with each of Wayne Danson, John Donahue, Steve Miller, Anthony Lee and Dr. Gerald Holland (collectively, the “Investors”), pursuant to which the Company agreed, among other things, to sell shares of Series A-1 Preferred to the Investors. The transactions contemplated by the Investment Agreement closed on September 13, 2006 (the “Closing”). At the Closing, and pursuant to the Investment Agreement, the Company sold the Investors an aggregate of Three Hundred Forty (340) shares of Series A-1 Preferred at a purchase price of One Thousand Dollars ($1,000) per share (the “Sale”). In connection with the Sale, the Company received aggregate gross proceeds of Three Hundred Forty Thousand Dollars ($340,000) as follows: (a) Fifty Thousand Dollars ($50,000) from an officer of the Company, (b) Two Hundred Forty Thousand Dollars ($240,000) from persons who are expected to become employees of the Company and (c) Fifty Thousand Dollars ($50,000) from an outside investor.

In addition to the rights applicable to all holders of Series A-1 Preferred, the Investors were granted certain piggyback registration rights in the event that the shares of Series A-1 Preferred are converted into shares of Common Stock.

The offer and sale of shares of the Series A-1 Preferred, including shares of Common Stock into which the shares of Series A-1 Preferred are convertible (collectively, the “Securities”), by the Company to the Investors was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each Investor has represented and warranted to the Company that he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Any certificates issued representing the shares of Securities will contain a legend indicating that they are restricted. No sale of the Securities involved the use of underwriters, and no commissions were paid in connection with the issuance or sale of the Securities.

THE ABOVE DESCRIPTION OF, AMONG OTHER THINGS, THE TERMS OF THE CERTIFICATE AND THE INVESTMENT AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY THE CERTIFICATE AND THE INVESTMENT AGREEMENT, WHICH ARE INCORPORATED BY REFERENCE HEREIN. THE COMPANY IS FILING THE CERTIFICATE AND THE INVESTMENT AGREEMENT AS EXHIBITS 3.1 AND 4.1, RESPECTIVELY, TO THIS CURRENT REPORT ON FORM 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of the Series A-1 Convertible Preferred Stock (Par Value $0.01 Per Share) of the Company, filed with the Secretary of State of the State of Florida on September 13, 2006.
4.1	Investment Agreement dated September 8, 2006, by and between the Investors and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

Dated: September 19, 2006    By: /s/ Wayne I. Danson
Chief Executive Officer, President and
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of the Series A-1 Convertible Preferred Stock (Par Value $0.01 Per Share) of the Company, filed with the Secretary of State of the State of Florida on September 13, 2006.
4.1	Investment Agreement dated September 8, 2006, by and between the Investors and the Company.